UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015

Cytec Industries Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12372	22-3268660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Garret Mountain Plaza

Woodland Park, NJ 07424

(Address of principal executive offices, including zip code)

(973) 357-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 24, 2015, Cytec Industries Inc., a Delaware corporation (the “Company”), held a special meeting of its stockholders. The Company filed its Definitive Proxy Statement for the special meeting with the Securities and Exchange Commission on October 23, 2015.

At the special meeting, the Company’s stockholders approved the adoption of the Agreement and Plan of Merger, dated as of July 28, 2015 (as it may be amended from time to time, the “Merger Agreement”), among the Company, Solvay SA, a public limited company organized under the laws of Belgium, and Tulip Acquisition Inc., a Delaware corporation and wholly owned subsidiary of Solvay SA, by a majority of the outstanding shares of common stock. In addition, the non-binding, advisory vote to approve certain compensation arrangements for the Company’s named executive officers in connection with the merger contemplated by the Merger Agreement (the “Merger”) was not approved by the Company’s stockholders. The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the meeting to approve the proposal to adopt the Merger Agreement or if a quorum was not present at the special meeting was unnecessary, as a quorum was present at the special meeting and sufficient votes were cast to approve the proposal to adopt the Merger Agreement, and, accordingly, the proposal to adjourn was not submitted for a vote.

As of the close of business on September 28, 2015, the record date for the special meeting, 71,547,119 shares of the Company’s common stock were issued and outstanding and entitled to vote at the special meeting. 60,216,201 shares of the Company’s common stock were represented in person or by proxy at the special meeting and, therefore, a quorum was present. The number of votes cast for or against, as well as abstentions and broker non-votes, if applicable, with respect to each proposal is set out below.

1. Proposal to adopt the Merger Agreement.

Shares For	Shares Against	Shares Abstaining	Broker Non- Votes
59,760,295	418,446	37,460	—

2. Proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger.

Shares For	Shares Against	Shares Abstaining	Broker Non- Votes
22,073,881	37,860,244	282,076	—

Item 8.01. Other Events.

On November 24, 2015, the Company issued a press release announcing the results of the stockholder vote at the special meeting. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTEC INDUSTRIES INC.

By:	/s/ Roy Smith
Name:	Roy Smith
Title:	Vice President, General Counsel and Corporate Secretary

Dated: November 24, 2015

Exhibit Number	EXHIBIT INDEX

99.1	Press Release, dated November 24, 2015.